Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Daniel Guglielmone, the Executive Vice President and Chief Financial Officer and Treasurer of Federal Realty Investment Trust (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 (the “Report”). The undersigned hereby certifies, to the best of his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 13, 2017	/s/ Daniel Guglielmone
Daniel Guglielmone,
Executive Vice President - Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)